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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-92205 and 333-34470 of Netcentives Inc. on Form S-8 of our report dated April 10, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change) on the financial statements of Post Communications, Inc. appearing in this Current Report on Form 8-K/A of Netcentives Inc.

/s/ Deloitte & Touche, LLP
San Francisco, California
June 20, 2000